As filed with the Securities and Exchange Commission on April 15, 2009

Registration No. 333-150253
Registration No. 333-144221
Registration No. 333-125743
Registration No. 333-108716
Registration No. 333-38094
Registration No. 333-84183
Registration No. 333-83089

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1
To
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
AVANIR PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	33-0314804
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
101 Enterprise, Suite 300
Aliso Viejo, California 92656
(Address of Principal Executive Offices)
Amended and Restated 1994 Stock Option Plan*
Amended and Restated 1998 Stock Option Plan*
Amended and Restated 2000 Stock Option Plan*
Amended and Restated 2003 Equity Incentive Plan*
Amended and Restated 2005 Equity Incentive Plan*
(Full Title of the Plans)

* See explanatory note on following page
Keith Katkin
President and Chief Executive Officer
101 Enterprise, Suite 300
Aliso Viejo, California 92656
Telephone: (949) 389-6700
Facsimile: (949) 643-6820
(Name and Address of Agent For Service)
Copy to:
Ryan A. Murr
Goodwin Procter LLP
Three Embarcadero Center, 24th Floor
San Francisco, California 94111
Telephone: (415) 733-6000
Facsimile: (415) 677-9041
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

	Amount	Proposed Maximum	Proposed Maximum	Amount of
Title of Securities	to be	Offering Price	Aggregate	Registration
to be Registered	Registered	per Share	Offering Price	Fee
See below (1)	N/A	N/A	N/A	N/A

(1) The Registrant is not registering additional securities. Registration fees were originally paid by the Registrant’s predecessor-in-interest upon filing of the original registration statements on Form S-8 (File Nos. 333-83089, 333-84183, 333-38094, 333-108716, 333-125743, 333-144221 and 333-150253). Consequently, no additional registration fees are required with respect to the filing of this Post-Effective Amendment No. 1.
This Post-Effective Amendment No. 1 shall become effective upon filing in accordance with Rule 462 under the Securities Act.

EXPLANATORY NOTE
Reincorporation; Assumption of Registration Statements
          Avanir Pharmaceuticals, Inc., a Delaware corporation, (“Avanir Delaware” or the “Registrant”), as successor to Avanir Pharmaceuticals, a California corporation (“Avanir California”), is filing this Post-Effective Amendment No. 1 to registration statements on Form S-8, File Nos. 333-83089, 333-84183, 333-38094, 333-108716, 333-125743, 333-144221 and 333-150253 (the “Registration Statements”), pursuant to Rule 414 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), solely to update the Registration Statements as a result of the Registrant’s reincorporation in the State of Delaware from the State of California (the “Reincorporation”).
          The Reincorporation was completed on March 23, 2009 and was effected through a merger of Avanir California with and into Avanir Delaware, a wholly-owned subsidiary of Avanir California, with Avanir Delaware remaining as the surviving entity and thereby acquiring all of the assets and assuming all of the liabilities and obligations of Avanir California. The Reincorporation was approved by the shareholders of Avanir California at the annual meeting of shareholders held on February 19, 2009 for which proxies were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
          In connection with the Reincorporation, Avanir Delaware assumed the Avanir California Amended and Restated 1994 Stock Option Plan, Amended and Restated 1998 Stock Option Plan, Amended and Restated 2000 Stock Option Plan, Amended and Restated 2003 Equity Incentive Plan and Amended and Restated 2005 Equity Incentive Plan (collectively, the “Plans”) and all of the outstanding options and equity awards under the Plans. At the effective time of the Reincorporation, each outstanding option to purchase shares of Avanir California common stock was converted into an option to purchase the same number of shares of Avanir Delaware common stock, with no changes in the option exercise price or other terms and conditions of such options.
          In accordance with paragraph (d) of Rule 414 of the Securities Act, except as modified by this Post-Effective Amendment No. 1, the Registrant, as successor issuer to Avanir California pursuant to Rule 12g-3 promulgated under the Exchange Act, hereby expressly adopts the Registration Statements as its own registration statements for all purposes of the Securities Act and the Exchange Act, as updated by subsequent filings under the Exchange Act, including, but not limited to, Avanir California’s most recent annual report on Form 10-K and Avanir Delaware’s description of the common stock as set forth on Form 8-A/A. The applicable registration fees were paid at the time of the original filings of the Registration Statements.

Part II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents, which have been filed with or furnished to the Securities and Exchange Commission (the “Commission”) by the Registrant or the predecessor California corporation (the “Predecessor Registrant”), are incorporated herein by reference and made a part hereof:
•	The Predecessor Registrant’s Annual Report on Form 10-K for the year ended September 30, 2008, as amended;

•	The Predecessor Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on January 9, 2009;

•	The Predecessor Registrant’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2008;

•	The Predecessor Registrant’s Current Reports on Form 8-K filed with the Commission on November 12, 2008 and February 25, 2009 and the registrant’s Current Reports on Form 8-K filed with the Commission on March 25, 2009 and April 2, 2009; and

•	The description of the common stock of the Registrant contained in the Registrant’s registration statement on Form 8-A/A (File No. 001-15803) filed on March 25, 2009, including any amendment or report filed for the purpose of updating such description.
     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.
Item 4. Description of Securities.
Not applicable.
Item 5. Interests of Named Experts and Counsel.
None.
Item 6. Indemnification of Directors and Officers.
     The Registrant’s Certificate of Incorporation (the “Certificate”) provides that, to the extent permitted by applicable law, the Registrant’s directors shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as directors of the Registrant. The Certificate eliminates the personal liability of directors to the fullest extent permitted by the Delaware General Corporation Law and, together with the Registrant’s Bylaws, provides that the Registrant shall fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding. The Registrant has also obtained liability insurance for its officers and directors and has assumed indemnification agreements that the predecessor California corporation had entered into with its directors and officers.

Item 7. Exemption from Registration Claimed.
Not applicable.
Item 8. Exhibits.

Exhibit
No.	Description
4.1	Form of Common Stock Certificate (1)

5.1	Opinion of Goodwin Procter LLP

23.1	Consent of KMJ Corbin & Company LLP

23.2	Consent of Goodwin Procter LLP (filed as a part of Exhibit 5.1)

24.1	Power of attorney (set forth on signature page)

99.1	Amended and Restated 1994 Stock Option Plan (2)

99.2	Amended and Restated 1998 Stock Option Plan (2)

99.3	Amended and Restated 2000 Stock Option Plan (3)

99.4	Amended and Restated 2003 Equity Incentive Plan (3)

99.5	Form of Non-Qualified Stock Option Award Notice for use with 2003 Equity Incentive Plan (3)

99.6	Form of Restricted Stock Unit Grant Notice for use with 2003 Equity Incentive Plan (3)

99.7	Form of Restricted Stock Grant Notice for use with 2003 Equity Incentive Plan (3)

99.8	Amended and Restated 2005 Equity Incentive Plan (4)

99.9	Form of Stock Option Agreement for use with 2005 Equity Incentive Plan (5)

99.10	Form of Restricted Stock Unit Agreement for use with 2005 Equity Incentive Plan (6)

99.11	Form of Restricted Stock Agreement for use with 2005 Equity Incentive Plan (6)

(1)	Filed as an exhibit to the registrant’s Registration Statement on Form 8-A/A, filed March 25, 2009 and incorporated herein by reference.

(2)	Filed as an exhibit to the Predecessor Registrant’s Annual Report on Form 10-K, filed December 21, 2001 and incorporated herein by reference.

(3)	Filed as an exhibit to the Predecessor Registrant’s Quarterly Report on Form 10-Q, filed May 14, 2003 and incorporated herein by reference.

(4)	Filed as an exhibit to the Predecessor Registrant’s Annual Report on Form 10-K, filed December 14, 2005 and incorporated herein by reference.

(5)	Filed as an exhibit to the Predecessor Registrant’s Current Report on Form 8-K, filed March 23, 2005 and incorporated herein by reference.

(6)	Filed as an exhibit to the Predecessor Registrant’s Annual Report on Form 10-K, filed December 18, 2006 and incorporated herein by reference.
Item 9. Undertakings.
(a) The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
          (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
          (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
          (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
          (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Aliso Viejo, California, on April 15, 2009.

Avanir Pharmaceuticals, Inc.
By:	/s/ Keith A. Katkin
Keith A. Katkin
President and Chief Executive Officer

POWER OF ATTORNEY
     Each of the undersigned hereby constitutes and appoints each of Keith Katkin and Christine G. Ocampo, his or her attorney-in-fact, with power of substitution, in his or her name and in the capacity indicated below, to sign any and all further amendments (including post-effective amendments) to this registration statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Keith A. Katkin Keith A. Katkin	President, Chief Executive Officer and Director (Principal Executive Officer)	April 15, 2009

/s/ Christine G. Ocampo Christine G. Ocampo	Vice President, Finance (Principal Financial and Accounting Officer)	April 15, 2009

/s/ Stephen G. Austin Stephen G. Austin	Director	April 15, 2009

/s/ Charles A. Mathews Charles A. Mathews	Director	April 15, 2009

/s/ David J. Mazzo, Ph.D. David J. Mazzo, Ph.D.	Director	April 15, 2009

/s/ Dennis G. Podlesak Dennis G. Podlesak	Director	April 15, 2009

/s/ Nicholas J. Simon Nicholas J. Simon	Director	April 15, 2009

/s/ Craig A. Wheeler Craig A. Wheeler	Director	April 15, 2009

/s/ Scott M. Whitcup, M.D. Scott M. Whitcup, M.D.	Director	April 15, 2009

EXHIBIT INDEX

Exhibit
No.	Description
4.1	Form of Common Stock Certificate (1)

5.1	Opinion of Goodwin Procter LLP

23.1	Consent of KMJ Corbin & Company LLP

23.2	Consent of Goodwin Procter LLP (filed as a part of Exhibit 5.1)

24.1	Power of attorney (set forth on signature page)

99.1	Amended and Restated 1994 Stock Option Plan (2)

99.2	Amended and Restated 1998 Stock Option Plan (2)

99.3	Amended and Restated 2000 Stock Option Plan (3)

99.4	Amended and Restated 2003 Equity Incentive Plan (3)

99.5	Form of Non-Qualified Stock Option Award Notice for use with 2003 Equity Incentive Plan (3)

99.6	Form of Restricted Stock Unit Grant Notice for use with 2003 Equity Incentive Plan (3)

99.7	Form of Restricted Stock Grant Notice for use with 2003 Equity Incentive Plan (3)

99.8	Amended and Restated 2005 Equity Incentive Plan (4)

99.9	Form of Stock Option Agreement for use with 2005 Equity Incentive Plan (5)

99.10	Form of Restricted Stock Unit Agreement for use with 2005 Equity Incentive Plan (6)

99.11	Form of Restricted Stock Agreement for use with 2005 Equity Incentive Plan (6)

(1)	Filed as an exhibit to the registrant’s Registration Statement on Form 8-A/A, filed March 25, 2009 and incorporated herein by reference.

(2)	Filed as an exhibit to the Predecessor Registrant’s Annual Report on Form 10-K, filed December 21, 2001 and incorporated herein by reference.

(3)	Filed as an exhibit to the Predecessor Registrant’s Quarterly Report on Form 10-Q, filed May 14, 2003 and incorporated herein by reference.

(4)	Filed as an exhibit to the Predecessor Registrant’s Annual Report on Form 10-K, filed December 14, 2005 and incorporated herein by reference.

(5)	Filed as an exhibit to the Predecessor Registrant’s Current Report on Form 8-K, filed March 23, 2005 and incorporated herein by reference.

(6)	Filed as an exhibit to the Predecessor Registrant’s Annual Report on Form 10-K, filed December 18, 2006 and incorporated herein by reference.